Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 DECORIZE, INC.

                                       AND

                               STEP OF FAITH, INC

                                       AND

                            FAITH WALK DESIGNS, INC.

                                       AND

                      JOHN MICHAEL SANDEL AND KITTY SANDEL




                                  July 31, 2001

                                TABLE OF CONTENTS


ARTICLE I
THE MERGER

         1.1      Merger.....................................................4
         1.2      Closing....................................................4
         1.3      Effective Time.............................................4

ARTICLE II
TERMS OF MERGER

         2.1      Corporate Charter..........................................5
         2.2      By-Laws....................................................5
         2.3      Directors..................................................5
         2.4      Officers ..................................................5

ARTICLE III
MANNER OF CONVERTING SHARES

         3.1      Conversion of Shares.......................................5
         3.2      Fractional Shares..........................................6
         3.3      Exchange Procedures........................................6
         3.4      Rights of From Faith Walk Designs Shareholders.............6
         3.5      Termination of Exchange Fund...............................6
         3.6      Lost or Destroyed Shares...................................7
         3.7      Compliance with Federal and State Blue Sky Laws............7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FAITH WALK DESIGNS
AND FAITH WALK DESIGNS SHAREHOLDERS

         4.1      Organization, Standing, and Power..........................7
         4.2      Subsidiaries...............................................7
         4.3      Capital Structure..........................................7
         4.4      Authority..................................................8
         4.5      Financial Statements.......................................9
         4.6      Authorizations; Compliance With Applicable Laws............9
         4.7      Litigation and Claims.....................................10
         4.8      Taxes    .................................................10
         4.9      Certain Agreements........................................11
         4.10     Benefit Plans.............................................11
         4.11     Insurance.................................................11
         4.12     Absence of Certain Changes or Events......................13
         4.13     Properties, Leases and Other Agreements...................14
         4.14     Patents, Trademarks and Trade Names.......................14
         4.15     Votes Required............................................15
         4.16     Tax Matters...............................................15
         4.17     Conditions of Assets......................................15
         4.18     Inventory.................................................15
         4.19     Accounts Receivable.......................................15
         4.20     Customers.................................................15

         4.21     Full Disclosure...........................................15
         4.22     Securities Matters........................................15

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF DECORIZE AND STEP OF FAITH

         5.1      Organization, Standing and Power..........................16
         5.2      Subsidiaries..............................................16
         5.3      Capital Structure.........................................17
         5.4      Authority.................................................17
         5.5      Financial Statements......................................17
         5.6      Litigation and Claims.....................................18
         5.7      Taxes.....................................................18
         5.8      Absence of Certain Changes or Events......................18
         5.9      Properties, Leases and Other Agreements...................19
         5.10     Tax Matters...............................................19
         5.11     Full Disclosure...........................................19

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF FAITH WALK DESIGNS

         6.1      Affirmative Covenants.....................................19
         6.2      Negative Covenants........................................20
         6.3      Access and Information....................................21
         6.4      Update Disclosure; Breaches...............................21
         6.5      Tax Treatment.............................................22

ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS OF DECORIZE AND STEP OF FAITH

         7.1      Affirmative Covenants.....................................22
         7.2      Negative Covenants........................................22
         7.3      Access and Information....................................23
         7.4      Update Disclosure; Breaches...............................23
         7.5      Tax Treatment.............................................24
         7.6      Pledge of Real Property...................................24

ARTICLE VIII
ADDITIONAL AGREEMENTS

         8.1      Brokers and Finders.......................................24
         8.2      Additional Agreements; Reasonable Efforts.................24
         8.3      Expenses..................................................24
         3.7      Repayment of Loans........................................24


ARTICLE IX
CONDITIONS PRECEDENT

         9.1      Conditions to Obligations of Decorize and Step
                  of Faith..................................................25
         9.2      Conditions to Obligations of Faith Walk Designs and
                  Faith Walk Designs Shareholders...........................26

ARTICLE X
TERMINATION

         10.1     Termination and Abandonment...............................27

         10.2     Effect of Termination.....................................27
         10.3     Extension Waiver..........................................27
         10.4     Specific Performance and Other Remedies...................27

ARTICLE XI
INDEMNIFICATION

         11.1     Indemnification by Faith Walk Designs Shareholders........27
         11.2     Indemnification by Decorize and Step of Faith.............28
         11.3     Indemnification Procedure.................................28
         11.4     Indemnification Limits....................................28
         11.5     Survival .................................................28

ARTICLE XII
GENERAL PROVISIONS

         12.1     Survival of Representations, Warranties and Agreements....28
         12.2     Notices  .................................................29
         12.3     Counterparts..............................................29
         12.4     Entire Agreement; No Third Party Beneficiaries............29
         12.5     Amendment.................................................29
         12.6     Governing Law.............................................29
         12.7     Publicity.................................................29
         12.8     Assignment................................................29
         12.9     Knowledge of the Parties..................................29
         12.10    Confidentiality...........................................29

Exhibit "A-1"  Form of Articles of Merger (Texas)
Exhibit "A-2"  Form of Articles of Merger (Missouri)
Exhibit "B"    Form of Promissory Note to John Michael Sandel and Kitty Sandel
Exhibit "C"    Form of Employment Agreement of John Michael Sandel

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement"), made and entered into the 31st day of July, 2001, by and among Decorize, Inc., a Delaware corporation ("Decorize"), Step of Faith, Inc., a Missouri corporation ("Step of Faith"), Faith Walk Designs, Inc., a Texas corporation ("Faith Walk Designs") (all of said corporations being hereinafter sometimes referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations"), and John Michael Sandel and Kitty Sandel (hereinafter sometimes referred to collectively as the "Faith Walk Designs Shareholders").


                              W I T N E S S E T H:


         WHEREAS, Decorize is a corporation duly organized and existing under the laws of the State of Delaware, and has on the date hereof an authorized capital consisting of 60,000,000 shares of stock, of which 50,000,000 shares are common stock with a par value of $.001 per share and 10,000,000 shares are preferred stock with a par value of $.001 per share, (the "Preferred Stock");

         WHEREAS, Step of Faith is the wholly owned subsidiary of Decorize, and has on the date hereof an authorized capital stock consisting of 30,000 shares of common stock, par value $1.00 per share, of which on the date hereof 500 shares are issued and outstanding, and are held by Decorize;

         WHEREAS, Faith Walk Designs is a corporation duly organized and existing under the laws of the State of Texas, and has on the date hereof an authorized capital consisting of 1,000 shares of common stock, par value of One Dollar ($1.00) per share, of which on the date hereof 1,000 shares are issued and outstanding, and which are held by the Faith Walk Designs Shareholders; and

         WHEREAS, the respective Boards of Directors and shareholders of the Constituent Corporations are of the opinion that the merger (the "Merger"), pursuant to this Agreement, of Faith Walk Designs with and into Step of Faith on the terms and conditions contained herein and in accordance with The General and Business Corporation Law of Missouri (the "Missouri Corporation Law") is in the best interests of the Constituent Corporations and their respective shareholders, and therefore have approved this Agreement and the Merger on the terms and conditions as set forth in this Agreement. At the effective time of the Merger, the outstanding shares of common stock of Faith Walk Designs held by the Faith Walk Designs Shareholders shall be converted into the right to receive shares of common stock of Decorize, promissory notes of Decorize, or a combination thereof, as set forth in this Agreement. As a result shareholders of Faith Walk Designs shall become shareholders of Decorize, and Step of Faith, as the wholly owned subsidiary of Decorize, shall continue to conduct, under its corporate charter the business formerly conducted by Faith Walk Designs. The transactions contemplated in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Faith Walk Designs Shareholders and the Constituent Corporations desire to make certain representations, warranties and agreements in connection with the Merger and to set forth the terms and conditions of the Merger.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement and the Missouri Corporation Law, at the Closing Date (as hereinafter defined), Faith Walk Designs shall be merged with and into Step of Faith (the "Merger"). Step of Faith shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving

Corporation") resulting from the Merger and shall operate under its corporate charter. All of the property, rights, privileges, leases and patents of Faith Walk Designs shall be transferred to and become the property of Step of Faith. The corporate identity and existence of Faith Walk Designs, separate and apart from Step of Faith, shall cease on consummation of the Merger.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Neale & Newman, L.L.P., on July 31, 2001 (the "Closing Date") or on a date that shall be no later than the business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other date as the parties may mutually determine.

         1.3 Effective Time. On or as soon as practicable after the Closing Date, articles of merger, in the form as attached hereto as Exhibits "A-1", "A-2" and made a part hereof by this reference, shall be prepared and filed in accordance with the Texas corporate law, Missouri Corporation Law and the Merger shall be effective upon the later date of the issuance of a certificate of merger by the Secretary of State of the State of Missouri or the Secretary of State of the State of Texas, as the case may be, (said later date hereinafter referred to as the "Effective Time" of the Merger).


                                   ARTICLE II
                                 TERMS OF MERGER

         2.1 Corporate Charter. The articles of incorporation of Step of Faith in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation unless otherwise amended or repealed. The name of the Surviving Corporation shall be Step of Faith, Inc.

         2.2 By-Laws. The By-Laws of Step of Faith in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors. The directors of Step of Faith in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-Laws of the Surviving Corporation.

         2.4 Officers. The officers of Step of Faith in office immediately prior to the Effective Time, together with such additional persons as may hereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the By-Laws of the Surviving Corporation.


                                   ARTICLE III
                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of a Constituent Corporation, or the shareholders of a Constituent Corporation, but subject to adjustment as provided herein, the shares of the Constituent Corporations shall be converted and exchanged as follows:

                  (a) Each share of common stock of Decorize issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of common stock of Step of Faith issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of Faith Walk Designs common stock issued and outstanding at the Effective Time shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist. The total consideration to be given to the Faith Walk Designs Shareholders for their interest is to be Two Hundred Fifteen Thousand Seven Hundred Forty-Four Dollars and Twenty Seven Cents ($215,744.27), in the form of a promissory note, Two Hundred Eighty-Four Thousand Two Hundred Fifty-Five Dollars and

         Seventy-Three Cents, ($284,255.73) in cash, and Five Hundred Ten Thousand Dollars, ($510,000.00) in Decorize common stock for a total value of One Million Ten Thousand Dollars, ($1,010,000.00), to be paid as follows:

                           (i) Decorize shall pay in readily  available funds to
                  the Faith Walk Designs Shareholders an amount equal to Two Hundred Eighty-Four Thousand Two Hundred Fifty-Five Dollars and Seventy-Three Cents ($284,255.73). This amount shall be paid by the Faith Walk Designs Shareholders to Faith Walk Designs at Closing to pay off all loans to shareholders, officers and employees of Faith Walk Designs and the family members of each as reflected on the books of Faith Walk Designs as well as any accounts payable due to any of the foregoing;

                           (ii) Decorize  shall execute and deliver a promissory
                  note in the principal amount of Two Hundred Fifteen Thousand Seven Hundred Forty-Four Dollars and Twenty Seven Cents ($215,744.27), (the "Sandel Note), in the form as attached hereto as Exhibit "B" and made a part hereof by this reference; and

                           (iii) The right of the Faith Walk Designs Shareholders to receive such a number of shares of common stock of Decorize that would have an aggregate share price equal to Five Hundred Ten Thousand Dollars, ($510,000.00), based on the Trading Price (as defined in paragraph (iv) below).

                           (iv) In addition to the  adjustments  contemplated in
                  accordance with Section 3.2 as hereinafter provided, the actual number of common stock shares to be given in accordance with subsection (iii) of this Section 3.1 shall be based upon an average trading price per share of common stock in Decorize calculated over the thirty (30) day period immediately following the date of Closing as established by the closing price per share of the common stock on the NASDAQ exchange each trading day during such period, (the "Trading Price"). By way of illustration, the Shareholders are entitled to receive $500,000.00 worth of Decorize common stock at Closing, and if the Trading Price is $4.00 per share, the Shareholders would be entitled to receive on a pro rata basis 125,000 shares of Decorize common stock. If the Trading Price is $2.00 per share, then the Shareholders would be entitled to receive on a pro rata basis 250,000 shares of Decorize common stock.

         3.2 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Faith Walk Designs common stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Decorize common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of the share of Decorize common stock multiplied by the value of one share of Decorize common stock at the Effective Time as valued in Section 3.1 (iv) and as further adjusted under
Section 3.2. No such holder shall be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.3 Exchange Procedures. At the Closing, Decorize shall deposit with Neale and Newman, L.L.P., (the "Exchange Agent"), for the benefit of the Faith Walk Designs Shareholders, the Sandel Note, the cash to be paid to the Faith Walk Designs Shareholders, the cash to be paid in lieu of fractional shares, and promptly after completion of the thirty (30) day trading period noted in section 3.1, certificates dated as of the Closing Date representing the shares of Decorize common stock (the "Exchange Fund") to be issued and paid pursuant to
Section 3.1 hereof in exchange for the outstanding shares of Faith Walk Designs common stock. As of the Closing Date, Decorize shall cause the Exchange Agent to deliver to each Faith Walk Designs Shareholder (i) a letter of transmittal which will specify that delivery shall be effective, and risk of loss and title to the Faith Walk Designs certificates shall pass, only upon delivery of the Faith Walk Designs certificates to the Exchange Agent and which shall be in such form and have such other provisions as Faith Walk Designs and Decorize may reasonably specify, and (ii) instructions for use in effectuating the surrender of the Faith Walk Designs certificates in exchange for certificates representing shares of Decorize common stock, the lump sum cash payments, cash to be paid in lieu of any fractional share, and the Sandel Note. Upon surrender of a Faith Walk Designs Shareholder's Faith Walk Designs certificate or certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Faith Walk Designs certificate(s) shall be entitled to receive in exchange therefore, following said surrender, (1) immediately available funds in the amount of the cash to be paid in lieu of a fractional share and the lump sum payments provided above, and (2) the Sandel Note, and the Faith Walk Designs certificate(s) so surrendered shall forthwith be cancelled. The actual certificate for Decorize common stock shall be issued no later than forty (40) days after the date of Closing.

         3.4 Rights of Former Faith Walk Designs Shareholders. At the Effective Time, the stock transfer books of Faith Walk Designs shall be closed as to holders of Faith Walk Designs common stock immediately prior to the Effective Time and no transfer of Faith Walk Designs common stock by any such holder shall thereafter be made or recognized. Until surrendered in exchange in accordance with the provisions of Section 3.4 hereof, each certificate theretofore representing shares of Faith Walk Designs common stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 hereof in exchange therefore.

         3.5 Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Faith Walk Designs Shareholders for twelve (12) months after the Closing Date shall be paid to Decorize. Any shareholders of Faith Walk Designs who have not theretofore complied with this Article III shall thereafter look only to Decorize for payment of their shares of Decorize common stock, the Sandel Note, the cash, and cash in lieu of any fractional share of Decorize common stock, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor Decorize shall be liable to any former holder of shares of Faith Walk Designs common stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         3.6 Lost or Destroyed Certificates. In the event any Faith Walk Designs certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Faith Walk Designs certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the execution and delivery of an indemnity agreement whereby said person shall agree to indemnify the Exchange Agent and Decorize against any claim that may be made against it with respect to such Faith Walk Designs certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Faith Walk Designs certificate the shares of Decorize common stock and other consideration in an amount as determined in accordance with Section 3.1 hereof, deliverable in respect thereof pursuant to this Agreement.

         3.7 Compliance with Federal and State Blue Sky Laws

                  (a) In connection with the transaction contemplated by this Agreement, Decorize and the Faith Walk Designs Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions and the appropriate regulatory authority in the states where the Faith Walk Designs Shareholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (b) In order to more fully document reliance on the exemptions as provided herein, Decorize, Step of Faith and the Faith Walk Design Shareholders shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability or the like as Step of Faith or Decorize and their counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF FAITH WALK DESIGNS,
                         FAITH WALK DESIGNS SHAREHOLDERS

         Faith Walk Designs (both for itself and as successor in interest to Odds & Ends, L.LP.) and the Faith Walk Designs Shareholders hereby jointly and severally represent and warrant to Decorize and Step of Faith as follows:

         4.1 Organization, Standing, and Power. Faith Walk Designs is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Copies of the articles of incorporation and by-laws of Faith Walk Designs, as certified by the secretary of Faith Walk Designs, have heretofore been delivered to Decorize, and are complete and correct as of the date of this Agreement. Faith Walk Designs is duly qualified to transact business, and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Faith Walk Designs taken as a whole.

         4.2 Subsidiaries. Faith Walk Designs has no subsidiaries.

         4.3 Capital Structure.

                  (a) As of the date hereof, the authorized capital stock of Faith Walk Designs consists of 1,000 shares of common stock, par value One Dollar ($1.00) per share.

                  (b) As of the date hereof, 1,000 shares of common stock of Faith Walk Designs are issued and outstanding, and no shares of common stock are held in treasury. All shares of common stock of Faith Walk Designs are held by the Faith Walk Designs Shareholders, with each John Michael Sandel and Kitty Sandel owning 500 shares.

                  (c) Except as set forth in the Faith Walk Designs Disclosure Letter (which is a letter delivered by Faith Walk Designs to Decorize concurrently with this Agreement, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), as of the date hereof, Faith Walk Designs has not issued any outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). All outstanding shares of Faith Walk Designs capital stock are validly issued, fully paid and non-assessable and not subject to or issued in violation of any preemptive rights, and there are no options, warrants, calls, rights, or agreements of any character whatsoever to which Faith Walk Designs is a party or by which it is bound obligating Faith Walk Designs to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or Voting Debt or obligating Faith Walk Designs to grant, extend or enter into any such option, warrant, call, right, or agreement. There will be no option, warrant, call, right or agreement obligating Faith Walk Designs to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or Voting Debt or obligating Faith Walk Designs to grant, extend or enter into any such option, warrant, call, right or agreement after the date hereof.

                  (d) Faith Walk Designs has not purchased, redeemed, cancelled or otherwise acquired any of its capital stock or Voting Debt during the two (2) years preceding the date hereof, and there are no obligations, contingent or otherwise, of Faith Walk Designs to repurchase, redeem or otherwise acquire any shares of its capital stock or Voting Debt.

         4.4 Authority.

                  (a) Faith Walk Designs has all requisite  corporate  power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Faith Walk Designs. This Agreement has been duly executed and delivered by Faith Walk Designs, and constitutes a valid and binding obligation of Faith Walk Designs and the Faith Walk Designs Shareholders enforceable in accordance with its terms, subject to compliance with the provisions of the Missouri Corporation Law.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to the provisions of (i) the articles of incorporation or by-laws of Faith Walk Designs, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, Faith Walk Designs Benefit Plan (as hereinafter defined) or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Faith Walk Designs, or its properties or assets, which Violation would have a material adverse effect on Faith Walk Designs.

                  (c) Other than in connection with or in compliance with the provisions of the Missouri and Texas Corporation Law or as listed in the Faith Walk Designs Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person is required on the part of Faith Walk Designs in connection with the execution and delivery of this Agreement or the consummation by Faith Walk Designs of the transactions contemplated hereby.

         4.5 Financial Statements.

                  (a) The statement of financial condition of Faith Walk Designs as of May 31, 2001, and the related statements of income, cash flow and shareholder's equity for the period ending May 31, 2001 (the "Faith Walk Designs Latest Statement Date"), in the form prepared for Faith Walk Designs' internal use, copies which have been furnished by Faith Walk Designs to Decorize, and the statement of financial condition of Faith Walk Designs, as of May 31, 2001, and the related statements of income, cash flow and shareholder's equity for the three (3) months then ended, in the form prepared for Faith Walk Designs' internal use, copies of which have been furnished by Faith Walk Designs to Decorize (collectively the "Faith Walk Designs Financial Statements") have been prepared in accordance with generally accepted accounting principles as utilized in the Faith Walk Designs Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial position of Faith Walk Designs, at the dates and results of operations, changes in shareholder's equity and cash flows for the periods stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal reoccurring items, which management of Faith Walk Designs believes necessary for a fair presentation of such financial information, have been made, none of which will have a material adverse effect on Faith Walk Designs.

                  (b) Except as and to the extent set forth in the statement of financial condition of Faith Walk Designs as of May 31, 2001, or in the notes thereto, Faith Walk Designs has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a statement of financial condition, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since the Faith Walk Designs Latest Statement Date that would not, individually or in the aggregate, have a material adverse effect on Faith Walk Designs. Except as set forth in the Faith Walk Designs Disclosure Letter, Faith Walk Designs has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a material adverse effect on Faith Walk Designs.

         4.6 Authorizations; Compliance With Applicable Laws.

                  (a) Faith Walk Designs holds all authorizations, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operations of its business (the "Faith Walk Designs Permits"). All such Faith Walk Designs Permits are in full force and effect as of the Closing Date, and Faith Walk Designs is in compliance with the terms of the Faith Walk Designs Permits, except where the failure to so comply could not reasonably be expected to have a Material adverse effect on Faith Walk Designs. Except as disclosed in the Faith Walk Designs Disclosure Letter, the business of Faith Walk Designs is not now and has not been, conducted in violation of any domestic (federal, state or local) law, statute, ordinance or regulation of any governmental entity (collectively "Laws") except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Faith Walk Designs. Except as set forth in the Faith Walk Designs Disclosure Letter, as of the date hereof, no investigation or review by any governmental entity with respect to Faith Walk Designs is pending or, to the knowledge of Faith Walk Designs, threatened, nor has any governmental entity indicated an intention to conduct the same.

                  (b) The Faith Walk Designs Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by Faith Walk Designs on the date of this Agreement (collectively, the "Faith Walk Designs Property"). Except as set forth in the Faith Walk Designs Disclosure Letter, to the knowledge of Faith Walk Designs, none of the Faith Walk Designs Property owned or leased by Faith Walk Designs for use in the operation of its business is in violation of any applicable zoning ordinance or other law, regulation or requirement relating to operation of any properties used, including, without limitation, applicable federal, state and local laws, rules and regulations relating to the environment or to human health and safety associated with the environment (collectively "Environmental Laws"), other than violations that, in the aggregate, would not have a material adverse effect on Faith Walk Designs; and Faith Walk Designs has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any Faith Walk Designs Property. Except as set forth in the Faith Walk Designs Disclosure Letter, to the knowledge of Faith Walk Designs, no Toxic Substances (as defined below) have been deposited or disposed in, on or under any Faith Walk Designs Property during the period in which Faith Walk Designs has owned, occupied, managed, controlled or operated such properties, except to the extent the same would not have a material Adverse Effect. Except as set forth in the Disclosure Letter, to Faith Walk Designs' knowledge, no portion of the Faith Walk Designs Property has ever been used as a dump or gasoline service station by any person, including past owners, occupants and operators of such properties. To the knowledge of Faith Walk Designs, there are no underground or aboveground storage tanks (whether or not currently in use) located on or under the Faith Walk Designs Property, and no underground tank previously located on the Faith Walk Designs Property has been removed therefrom. To the knowledge of Faith Walk Designs, there are no conditions or circumstances in connection with the Faith Walk Designs Property that could reasonably be anticipated to (i) cause any Faith Walk Designs Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental laws, or (ii) materially reduce the value of any Faith Walk Designs Property. To the knowledge of Faith Walk Designs, Faith Walk Designs has not been identified as a potentially responsible party in a matter arising under any Environmental Laws. For purposes of this Agreement,
         (1)  "Toxic   Substances"  shall  mean  petroleum  or  petroleum  based
         substance or waste, solid waste, PCBs, pesticides, herbicides, lead, radioactive materials, asbestos or asbestos containing materials, ureaformaldehyde foam installation, or substances defined as "hazardous substances" or "toxic substances" in any Environmental Laws, and (2) materials will be considered to be deposited or disposed in, on or under any real property if such materials have been stored, treated, recycled, used or accidentally or intentionally spilled, released, dumped, emitted, or otherwise placed, deposited or disposed of, or used in any construction, in, on or under such property.

         4.7 Litigation and Claims. Except as disclosed in the Faith Walk Designs Disclosure Letter:

                  (a) Faith Walk Designs is not subject to any continuing order of, or written agreement or memorandum or understanding with any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator; and

                  (b) There is no action, suit, litigation, proceeding or arbitration against or affecting Faith Walk Designs, or to the knowledge of Faith Walk Designs or the Faith Walk Designs Shareholders, any directors, officers, employees or agents of Faith Walk Designs (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of Faith Walk Designs or the Faith Walk Designs Shareholders, threatened, which would, if adversely determined, have a material adverse effect on Faith Walk Designs or, to the knowledge of Faith Walk Designs or the Faith Walk Designs Shareholders, any basis therefore.

                  (c) There exists an outstanding contested claim by Anthis & Company, Inc. for approximately Nine Thousand Two Hundred Fifty Dollars for accounting and consulting services performed for Faith Walk Designs, (the "Anthis Claim"). The Faith Walk Designs Shareholders covenant to indemnify Decorize for any claims, fees, expenses, charges or other amounts due directly or indirectly as a result of the Anthis Claim.

         4.8 Taxes. Faith Walk Designs has filed all tax returns required to be filed by it, all such returns are true and correct in all material respects and reflect all amounts due with respect to the periods indicated, and Faith Walk Designs has paid or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, except to the extent such nonpayment did not result in a material adverse effect on Faith Walk Designs. The Faith Walk Designs Disclosure Letter sets forth, as of the date hereof, the following information with respect to Faith Walk Designs:

                  (a) Whether there is an examination pending by the Internal Revenue Service ("IRS") with respect to Faith Walk Designs and, if so, the tax years involved,

                  (b) Whether Faith Walk Designs has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and if so, the tax years covered by such agreement and the expiration of such extension, and

                  (c) Whether there are any existing material disputes as to state or local taxes.

                  There  are no liens for taxes  upon the  assets of Faith  Walk
         Designs, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on Faith Walk Designs' books in accordance with generally accepted accounting principles. Except as disclosed in the Faith Walk Designs Disclosure Letter, Faith Walk Designs is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against it. For purposes of this Agreement, the term "tax" shall include all federal, state and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Faith Walk Designs has withheld from its employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

         4.9 Certain Agreements. Except as disclosed in the Faith Walk Designs Disclosure Letter, and except for this Agreement, Faith Walk Designs is not a party to any oral or written (i) consulting or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance benefit, (ii) union or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock option or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) contract, agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) (other than contracts entered into in the ordinary course of business,), (v) contract containing covenants which limit the liability of Faith Walk Designs to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Faith Walk Designs may carry on its business, (vi) any contract, agreement or other instrument or undertaking which is not terminable by Faith Walk Designs without additional payment or penalty within sixty (60) days and obligates Faith Walk Designs for payments or other consideration for a value in excess of $10,000.00, or (vii) other executory material agreement.
Except as set forth in the Faith Walk Designs Disclosure Letter, Faith Walk Designs is not in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to Faith Walk Designs or its properties or assets, except for any such Violations that would not, individually or in the aggregate, have a material adverse effect on Faith Walk Designs, and neither Faith Walk Designs nor the Faith Walk Designs Shareholders have knowledge of (i) events that with notice or the passage of time would constitute a Violation, (ii) a Violation of any third party, or (iii) intent of any third party to terminate.

         4.10 Benefit Plans.

                  (a) The Faith Walk Designs Disclosure Letter lists (i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option, fringe benefit and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, (iii) each health, welfare, disability, vacation, leave, perquisite or executive plan, program, policy or practice, and (iv) every other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively "Faith Walk Designs Benefit Plans"), which Faith Walk Designs maintains or to which Faith Walk Designs contributes on behalf of current or former employees. Except as disclosed in the Faith Walk Designs Disclosure Letter, to the knowledge of Faith Walk Designs, all of the Faith Walk Designs Benefit Plans listed in the Faith Walk Designs Disclosure Letter comply with all applicable requirements of the Internal Revenue Code, ERISA and all other applicable federal and state laws and regulations, including, without limitation, the reporting and disclosure requirements of ERISA. Each of the Faith Walk Designs Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Code ss.401(a), has been determined by the IRS to so qualify under Code ss.401(a), and, except as disclosed in the Faith Walk Designs Disclosure Letter, to the knowledge of Faith Walk Designs, there exists no circumstances that would adversely affect the qualified status of any Faith Walk Designs Benefit Plan under that Section. Except as set forth in the Faith Walk Designs Disclosure Letter, there is no pending or, to the knowledge of Faith Walk Designs, threatened litigation, governmental proceeding or investigation against or relating to any Faith Walk Designs Benefit Plan, and to the knowledge of Faith Walk Designs there is no reasonable basis for any material proceedings, claims, actions or proceedings against Faith Walk Designs, any Faith Walk Designs Benefit Plan, or any fiduciary of any Faith Walk Designs Benefit Plan. Except as set forth in the Faith Walk Designs Disclosure Letter, neither Faith Walk Designs nor any party in interest (as defined in Section 3(14) of ERISA and Code ss.4975(e)) nor any Faith Walk Designs Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Code ss.4975(c)) since the date on which said Sections became applicable to such Plan, and no Faith Walk Designs Benefit Plan has engaged in a transaction involving the purchase or sale of employer securities by such Plan from or to a "disqualified person" (within the meaning of Code ss.4975), other than pursuant to an exemption provided therein. All Faith Walk Designs Benefit Plans that are group health plans, within the meaning of Code ss.4980B or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Code ss.4980B and Section 601 of ERISA to the extent such requirements are applicable.

                  (b) There has been no amendment to, written interpretation of, or announcement (whether or not written) relating to, or any change in employee participation or coverage under, any Faith Walk Designs Benefit Plan that is not reflected in the text of such Faith Walk Designs Benefit Plan which would materially increase the expense (whether or not such expense is recognized under generally accepted accounting principles) to the employer whose employees are covered by such Faith Walk Designs Benefit Plan. Except as expressly provided by applicable law or the terms of a Faith Walk Designs Benefit Plan, no condition exists that would prevent the amendment or termination of any Faith Walk Designs Benefit Plan with respect to any employee.

                  (c) Faith Walk Designs has delivered to Decorize copies of (i) each Faith Walk Designs Benefit Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each Faith Walk Designs Benefit Plan for which they are required, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Faith Walk Designs Benefit Plan, (iv) the most recent Annual Reports (Form 5500 Series) and accompanying schedules filed with the IRS or the United States Department of Labor with respect to each Faith Walk Designs Benefit Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each Faith Walk Designs Benefit Plan that is intended to qualify under Code ss.401, (vi) the most recent available financial statements for each Faith Walk Designs Benefit Plan that has assets, and (vii) the most recent audited financial statements for each Faith Walk Designs Benefit Plan for which audited financial statements are required by ERISA.

                  (d) The Faith Walk Designs Disclosure Letter describes any obligation that Faith Walk Designs has to provide health and welfare benefits to retirees or other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Code ss.4980B) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

         4.11 Insurance. Faith Walk Designs is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as, to the knowledge of Faith Walk Designs, companies engaged in the similar business would, in accordance with good business practice, customarily be insured. Faith Walk Designs does not have any liability for material unpaid premiums or premium adjustments not properly reflected on the Faith Walk Designs Financial Statements and no notice of cancellation or termination has been received by Faith Walk Designs with respect to any material insurance policy currently in effect. Within the last five years, except as disclosed in the Faith Walk Designs Disclosure Letter, Faith Walk Designs has not been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

         4.12 Absence of Certain Changes or Events. Except as disclosed in the Faith Walk Designs Disclosure Letter, and except as contemplated by this Agreement, from and after January 1, 2001 through the date of this Agreement:

                  (a) Faith Walk Designs has carried on its business in the ordinary and usual course consistent with past practices;

                  (b) Faith Walk Designs has not amended its articles of incorporation;

                  (c) Faith Walk Designs has not issued or sold any of its capital stock, or issued or sold any corporate debt securities or otherwise incurred debt which would be classified as long term debt on its balance sheet;

                  (d) Faith Walk Designs has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

                  (e) Faith Walk Designs has not declared, set aside, or paid a dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;

                  (f) Faith Walk Designs has not (i) incurred any material obligations or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or (ii) mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties;

                  (g) Faith Walk Designs has not discharged or set aside any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

                  (h) Faith Walk Designs has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of, other than in the ordinary course of business, any of its properties or assets;

                  (i)  Faith  Walk  Designs  has  not   increased  the  rate  of
         compensation of, or paid any bonus to, any of its directors or officers, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract not heretofore provided to Decorize and Step of

         Faith; adopted, entered into, terminated, amended or modified any Faith Walk Designs Benefit Plan in respect of any of its present or former directors, officers or other employees; or agreed to any of the foregoing;

                  (j) Faith Walk Designs has not suffered any material damage, destruction or loss as a result of fire, accident, casualty, labor trouble, or taking of property by any government or any agency of any government, flood, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance;

                  (k) Faith Walk Designs has not cancelled or compromised any debt to the extent exceeding $10,000.00 owed to Faith Walk Designs or claim to an extent exceeding $10,000.00 asserted by Faith Walk Designs;

                  (l) Faith Walk Designs has not entered, or agreed to enter, into any agreement or arrangement granting any right of refusal or other preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer or assignment of any such material assets, properties or rights;

                  (m) There has not been any other transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a material adverse effect on Faith Walk Designs; and

                  (n) There has not been any change in the method of accounting or accounting practices of Faith Walk Designs, except as may be required by generally accepted accounting principles. Except as set forth in the Faith Walk Designs Disclosure Letter, Faith Walk Designs has no knowledge of the announced or anticipated resignation of any executive officer or key employee of Faith Walk Designs. From and after the date of the latest Faith Walk Designs Financial Statement, through the date of this Agreement, no customers of Faith Walk Designs have indicated to Faith Walk Designs that they will stop or decrease the rate of business done with Faith Walk Designs (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a material adverse effect on Faith Walk Designs.

         4.13 Properties, Leases and Other Agreements. Except (i) as may be reflected in the Faith Walk Designs Financial Statements, (ii) for any lien for current taxes not yet delinquent, and (iii) for such other liens, security interests, claims, charges, options or other encumbrances or imperfections of title which do not materially affect the value of personal or real property reflected in the Faith Walk Designs Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, Faith Walk Designs has good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the Faith Walk Designs Financial Statements, and all real and personal property acquired since the date of such Statements, except such real and personal property as has been disposed of in the ordinary course of business. The Faith Walk Designs Disclosure Letter lists all acquisitions or dispositions of capital assets planned as of the date of this Agreement by Faith Walk Designs, other than individual transactions with a value not in excess of $10,000.00 each. Substantially all of Faith Walk Designs' buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. The Faith Walk Designs Disclosure Letter contains a brief description, including terms, of each lease for real or personal property to which Faith Walk Designs is a party. Faith Walk Designs, as lessee, has a valid and existing leasehold interest under each of such leases, true and correct copies of which Faith Walk Designs has delivered to Decorize and Step of Faith. There is not, under any of such leases relating to real property or any other material leases, any material existing default by Faith Walk Designs, or, to the knowledge of Faith Walk Designs, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default. Faith Walk Designs owns, or has the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (tangible and intangible) that are used or required for use in the operation of the business as currently conducted.

         4.14 Patents, Trademarks and Trade Names. The Faith Walk Designs Disclosure Letter sets forth a correct and complete list of (i) all patents, trademarks, trade names and registered copyrights owned by Faith Walk Designs which are material to its business taken as a whole (collectively, the "Faith Walk Designs Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by Faith Walk Designs in its business which are material to its business taken as a whole and are used pursuant to a license or other right granted by a third party (collectively the "Faith Walk Designs Licensed Intellectual Property", and together with the Faith Walk Designs Proprietary Intellectual Property herein referred to as the "Faith Walk Designs Intellectual Property"). Faith Walk Designs owns or has the right to use pursuant to valid and effective agreements, all Faith Walk Designs Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims are pending or, to the best knowledge of Faith Walk Designs, threatened against Faith Walk Designs by any person with respect to the use of any Faith Walk Designs Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same. The current use by Faith Walk Designs of the Faith Walk Designs Intellectual Property does not infringe on the rights of any person, except for such infringements which in the aggregate could not reasonably be expected to have a material adverse effect upon Faith Walk Designs' ownership or use of the Faith Walk Designs Intellectual Property. There are no pending claims or charges brought by Faith Walk Designs against any person with respect to the use of any Faith Walk Designs Intellectual Property or the enforcement of any of Faith Walk Designs' rights relating to the Faith Walk Designs Intellectual Property.

         4.15 Votes Required. The execution of this Agreement by the Faith Walk Designs Shareholders is the only vote of the holders of any class of Faith Walk Designs capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         4.16 Tax Matters. Faith Walk Designs, to its knowledge, has not taken or agreed to take any action which would prevent the Merger from qualifying as one or more reorganizations under Codess.368(a)(1).

         4.17 Condition of Assets. The improvements, equipment, furniture, fixtures, inventory and tangible personal property owned, leased or held by Faith Walk Designs for use in its business and operations are in the aggregate in such condition and repair as are consistent with and suitable for their present uses and there are no defects in of the assets used in the business and operations of Faith Walk Designs which individually or in the aggregate would have, or could reasonably be expected to have, a material adverse effect on Faith Walk Designs.

         4.18 Inventory. All inventories of Faith Walk Designs are of good, useable and merchantable quality in all material respects and, except as set forth in the Faith Walk Designs Disclosure Letter, do not include obsolete or discontinued items. All inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business.

         4.19 Accounts Receivable. All receivables of Faith Walk Designs (including accounts receivable, loan receivable and advances) which are reflected in the Faith Walk Designs Financial Statements, and all such receivables which shall have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of Faith Walk Designs' business and shall be (or have been) fully collected when due, or in the case of each such account receivable within ninety (90) days after it arose, without resort to litigation, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with Faith Walk Designs' prior practices as reflected on the Faith Walk Designs Financial Statements.

         4.20 Customers. Faith Walk Designs has not received any notice or has reason to believe that any significant customer of Faith Walk Designs (a) has ceased, or will cease, to use the products, goods or services of Faith Walk Designs, (b) has substantially reduced or will substantially reduce, the use of products, goods or services of Faith Walk Designs, or (c) has sought, or is seeking, to reduce the price it will pay for products, goods or services of Faith Walk Designs, including in each case after the consummation of the transactions contemplated hereby.

         4.21 Full Disclosure. The representation and warranties of Faith Walk Designs and the Faith Walk Designs Shareholders contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Faith Walk Designs or the Faith Walk Designs Shareholders which has not been disclosed to Decorize pursuant to this Agreement and the Faith Walk Designs Disclosure Letter, all taken as a whole, which would reasonably be expected to have a material adverse effect on Faith Walk Designs on the ability of Decorize, Step of Faith or Faith Walk Designs to consummate the transactions contemplated hereby.

         4.22 Securities Matters. The Faith Walk Design Shareholders acknowledge and agree that the consummation of this Agreement, including the issuance of the Decorize common stock to them in exchange for their respective equity interest in Faith Walk Designs as contemplated hereby constitutes an offer and sale of securities under the Securities Act and applicable state statutes. The Faith Walk Designs Shareholders acknowledge that such transactions are being consummated in reliance one exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired, and the Faith Walk Designs Shareholders hereby represent, warrant and covenant as follows:

         (a) The Faith Walk Designs Shareholders have been advised that the Decorize shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions therefrom;

         (b) The Decorize shares are being acquired solely for the Faith Walk Designs Shareholders own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, and the Faith Walk Designs Shareholders have no present plans to enter into any such contract, undertaking, agreement or arrangement. The Faith Walk Designs Shareholders further understand that the Decorize shares may only be resold pursuant to a registration statement under the Securities Act or pursuant to some other available exemption;

         (c) The Faith Walk Designs Shareholders acknowledge in connection with the exchange of the Decorize shares that no representation has been made by representatives of Decorize regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Decorize pursuant to
         Section 13 of the Securities Exchange Act of 1934, as amended, the Decorize Disclosure Letter (as hereinafter defined), and such other representations and warranties as set forth in this Agreement;

         (d) The Faith Walk Designs Shareholders have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in Decorize common stock, and are capable of bearing the economic risks of such investment. At Closing the Faith Walk Designs Shareholders shall execute and deliver investment letters in a form acceptable to Decorize.

         (e) The Faith Walk Designs Shareholders agree that the certificate or certificates representing the Decorize shares will be inscribe with the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred, or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Decorize's counsel that registration is not required under said Act."


                                    ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF DECORIZE AND Step of Faith

         Decorize and Step of Faith hereby represent and warrant to Faith Walk Designs and the Faith Walk Designs Shareholders as follows:

         5.1 Organization, Standing and Power. Decorize and Step of Faith are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Missouri respectively, and have all requisite power and authority to own, lease and operate their properties and to carry on their business as now being conducted. Copies of the articles of incorporation and by-laws of Decorize and Step of Faith, as certified by the respective secretaries of Decorize and Step of Faith, have heretofore been delivered to Faith Walk Designs, and are complete and correct as of the date of this Agreement. Decorize and Step of Faith are duly qualified to transact business, and are in good standing as a foreign corporations in each jurisdiction where the character of their activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Decorize and Step of Faith taken as a whole.

         5.2 Subsidiaries. Decorize has no subsidiaries except Step of Faith and Guildmaster, Inc., which are wholly owned by Decorize.

         5.3 Capital Structure.

                  (a) As of the date hereof, the authorized capital stock of Decorize is comprise of 60,000,000 shares of stock, of which 50,000,000 shares are common stock with a par value of $.001 per share and 10,000,000 shares are preferred stock with a par value of $.001 per share, (the "Preferred Stock");

                  (b) As of the date hereof, 2,574,000 shares of common stock of Decorize are issued and outstanding, and no shares of common stock of Decorize are held in treasury, and 500 shares of Step of Faith are issued and outstanding, and no shares of common stock of Step of Faith are held in treasury.

                  (c) All outstanding shares of Decorize and Step of Faith capital stock are validly issued, fully paid and non-assessable and are not subject to or issued in violation of any preemptive rights. The shares of Decorize common stock to be issued pursuant to or as specifically contemplated by this Agreement will be validly issued, fully paid and non-assessable and not subject to preemptive rights, but shall be restricted as otherwise provided herein.

         5.4 Authority.

                  (a) Decorize and Step of Faith have all requisite corporate power and authority to enter into this Agreement and the Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Decorize and Step of Faith. This Agreement has been duly executed and delivered by Decorize and Step of Faith and constitutes a valid and binding obligations of Decorize and Step of Faith enforceable in accordance with its terms, subject to compliance with the provisions of the Delaware and Missouri corporate law.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of (i) the articles of incorporation or by-laws of Decorize or Step of Faith, or (ii) any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan maintained by Decorize or Step of Faith or other agreement, obligation, instrument, permit, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to Decorize or Step of Faith or their respective properties or assets, which violation would have a material adverse effect upon Decorize.

         5.5 Financial Statements.

                  (a) The balance sheet of Decorize as of December 31, 2001 and the related statements of income, consolidated statements of cash flows and statements of members' or stockholders' equity for the period ended December 31, 2001 (the "Decorize Latest Statement Date"), copies of which have been furnished by Decorize to Faith Walk Designs; and the balance sheet of Decorize as of December 31, 2001 and the related statement of income, statement of cash flows and statement of members' or stockholders' equity for the three (3) months then ended in the form prepared for Decorize's internal use, copies of which have been furnished by Decorize to Faith Walk Designs (collectively, the "Decorize Financial Statements"), have been prepared in accordance with generally accepted accounting principles as utilized in the Decorize Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the financial condition of Decorize and Step of Faith at the dates, and the results of operations, changes in stockholders' equity and cash flows for the periods, stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, which management of Decorize and Step of Faith believe necessary for a fair presentation of such financial information, have been made, none of which could reasonably be expected to have a material adverse effect upon Decorize.

                  (b) Except as and to the extent set forth on the balance sheets of Decorize, as of March 31, 2001, or in the notes thereto, Decorize and Step of Faith have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since the Decorize Latest Statement Date that would not, individually or in the aggregate, have a material adverse effect upon Decorize. Except as disclosed in the Decorize Disclosure Letter (which is a letter delivered by Decorize to Faith Walk Designs concurrently with this Agreement, and which identifies, as to each matter disclosed therein, the Section of this Agreement to which the matter relates), Decorize and Step of Faith have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, individually or in the aggregate, have a material adverse effect upon Decorize.

         5.6 Litigation and Claims. Except as disclosed in the Decorize Disclosure Letter, (a) neither Decorize, Step of Faith nor any Decorize Property is subject to any continuing order of, or written agreement or memorandum of understanding with any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, and (b) there is no action, suit, litigation, proceeding or arbitration against or affecting Decorize or Step of Faith, or, to the knowledge of Decorize or Step of Faith, any directors, officers, managers, employees or agents of Decorize or Step of Faith (in their respective capacities as directors, officers, managers, employees or agents) pending or, to the knowledge of Decorize or Step of Faith, threatened, which would, if adversely determined, have a material adverse effect upon Decorize or, to the knowledge of Decorize or Step of Faith, any basis therefor.

         5.7 Taxes. Decorize and Step of Faith have filed all tax returns required to be filed by them, all such returns are true and correct in all material respects and reflect all amounts due with respect to the periods indicated, and Decorize and Step of Faith have paid or has set up an adequate reserve for the payment of all taxes required to be paid by them, except to the extent which nonpayment did not result in a material adverse effect upon Decorize. The Decorize Disclosure Letter sets forth, as of the date hereof, the following information with respect to Decorize and Step of Faith:

                  (a) Whether there is an examination pending by the IRS with respect to Decorize or Step of Faith and, if so, the tax years involved;

                  (b) Whether Decorize or Step of Faith has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension; and

                  (c) Whether there are any existing material disputes as to state or local taxes. There are no liens for taxes upon the assets of Decorize or Step of Faith, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on Decorize's or Step of Faith's books in accordance with generally accepted accounting principles. Except as disclosed in the Decorize Disclosure Letter, neither Decorize nor Step of Faith is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against them. Decorize and Step of Faith have withheld from their employees (and timely paid to the appropriate governmental agency) amounts which are proper and accurate in all material respects for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

         5.8 Absence of Certain Changes or Events. Except as disclosed in the Decorize Disclosure Letter, and except as contemplated by this Agreement, from and after December 31, 2001 through the date of this Agreement:

                  (a) Neither Decorize nor Step of Faith has amended its articles of incorporation (other than to effectuate the conversion from Decorize.com, L.L.C. to Decorize, Inc.);

                  (b) Neither Decorize nor Step of Faith has declared, set aside, or paid any dividend or other distribution in respect to any of its capital stock; and

                  (c) There has not been any material change in the method of accounting or accounting practices of Decorize or Step of Faith, except as required by generally accepted accounting principles. Except as set forth in the Decorize Disclosure Letter, neither Decorize nor Step of Faith has knowledge of the announced or anticipated resignation of any executive officer or key employee of Decorize or Step of Faith. From and after the date of the latest Decorize Financial Statement, through the date of this Agreement, no customers of Decorize or Step of Faith have indicated to Decorize or Step of Faith that they will stop or decrease the rate of business done with Decorize or Step of Faith (except for changes in the ordinary course of business) such as to, individually or in the aggregate, have a material adverse effect upon Decorize.

         5.9 Properties, Leases and Other Agreements. Except (i) as may be reflected in the Decorize Financial Statements, (ii) for any lien for current taxes not yet delinquent, and (iii) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value of personal or real property reflected in the Decorize Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, Decorize and Step of Faith have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the Decorize Financial Statements, and all personal and real property acquired since the date of such Statements, except such personal and real property as has been disposed of in the ordinary course of business. Substantially all Decorize's and Step of Faith's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. There is not, under any of such leases relating to real property or any other material leases, any material existing default by Decorize or Step of Faith, to the knowledge of Decorize or Step of Faith, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default. Decorize and Step of Faith own, or have the right to use pursuant to a valid and enforceable lease, license or similar contractual arrangement, all of the assets (tangible or intangible) that are used or required for use in the operation of the business as currently conducted.

         5.10 Tax Matters. To the knowledge of Decorize and Step of Faith, neither Decorize, Step of Faith, nor any of their affiliates has through the date hereof taken or agreed to take any action that would prevent the Merger from qualifying as one or more reorganizations under Code Section 368(a)(1).

         5.11 Full Disclosure. The representations and warranties of Decorize or Step of Faith contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Decorize or Step of Faith which has not been disclosed to Faith Walk Designs pursuant to this Agreement, and the Decorize Disclosure Letter, all taken together as a whole, which would reasonably be expected to have a material adverse effect upon Decorize or a material adverse effect on the ability of Decorize or Faith Walk Designs to consummate the transactions contemplated hereby.


                                   ARTICLE VI
             CERTAIN COVENANTS AND AGREEMENTS OF FAITH WALK DESIGNS

         6.1 Affirmative Covenants. Faith Walk Designs hereby covenants and agrees with Decorize and Step of Faith that prior to the Effective Time or until the earlier termination or abandonment of this Agreement in accordance with its terms, unless the prior written consent of Decorize and Step of Faith shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, it will:

                  (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

                  (b) preserve substantially intact its business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices, unless otherwise required by the terms of this Agreement), and maintain its rights and franchises, and use its reasonable best efforts to retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers;

                  (c) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Faith Walk Designs Financial Statements applied on a consistent basis, except as may be required to implement changes in the generally accepted accounting principles;

                  (d) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                  (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                  (f) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

                  (g) conduct its business in a manner but does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Faith Walk Designs.

         6.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof unto the Effective Time, Faith Walk Designs shall not do, without the prior written consent of Decorize and Step of Faith (which shall not be unreasonably withheld), any of the following:

                  (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                  (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice, or increases which are not material,
         (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                  (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock;

                  (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with, any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, or other business; (iv) liquidate, sell dispose of, or encumber any assets or acquire any assets, except in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                  (f) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to Decorize and Step of Faith;

                  (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                  (h) with respect to properties leased by Faith Walk Designs, renew, exercise an option to extend, cancel or surrender any lease of real property or allow any such lease to lapse, without prior consultation with Decorize and Step of Faith;

                  (i) change any of its methods of accounting in effect at May 31, 2001, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2001, except as may be required by law or generally accepted accounting principles;

                  (j) take action which would or is reasonably likely to adversely affect Faith Walk Designs' ability to perform its covenants and agreements under this Agreement; or

                  (k) agree in writing or otherwise to do any of the foregoing.

         6.3 Access and Information.  Upon reasonable  prior notice,  Faith Walk
Designs shall afford to Decorize's and Step of Faith's officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective Time, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Faith Walk Designs, including without limitation all books of account, tax records, minute books of directors' and stockholders' meetings, contracts and agreements, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Decorize or Step of Faith may have a reasonable interest. During such period, Faith Walk Designs shall furnish promptly to Decorize and Step of Faith
(i) the monthly financial statements of Faith Walk Designs (as prepared by Faith Walk Designs in accordance with its normal accounting procedures) promptly after such financial statements are available, (ii) a summary of any action taken by the Board of Directors, or any committee thereof, of Faith Walk Designs, (iii) minutes of the Faith Walk Designs Board of Directors meetings and the reports of management of Faith Walk Designs customarily provided to its Board of Directors, and (iv) all other information concerning its business, properties and personnel as Decorize and Step of Faith may reasonably request. During such period, Faith Walk Designs shall instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of Decorize's and Step of Faith's officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by Decorize and Step of Faith to such individuals.

         6.4 Update Disclosure; Breaches.

                  (a) From and after the date hereof until the Effective Time, Faith Walk Designs shall promptly update the Faith Walk Designs Disclosure Letter by notice to Decorize and Step of Faith to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Decorize and Step of Faith to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                  (b) Faith Walk Designs shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein or which would cause any of the conditions to the obligations of any party set forth in Article IX hereof not to be satisfied, give prompt written notice thereof to Decorize and use its best efforts to prevent or promptly remedy the same.

         6.5 Tax Treatment. Faith Walk Designs will use its best efforts to cause the Merger to qualify as one or more reorganizations under Code Section 368(a)(1).


                                   ARTICLE VII
         CERTAIN COVENANTS AND AGREEMENTS OF DECORIZE AND STEP OF FAITH

         7.1 Affirmative Covenants. Decorize and Step of Faith hereby covenant and agree with Faith Walk Designs and the Faith Walk Designs Shareholders that prior to the Effective Time, unless the prior written consent of Faith Walk Designs shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, they will:

                  (a) operate their business only in the usual, regular and ordinary course consistent with past practices;

                  (b) preserve substantially intact their business organization and assets (except for acquisitions and dispositions of assets in the ordinary course of business consistent with past practices unless otherwise required by the terms of this Agreement), and maintain their rights and franchises, and use their reasonable best efforts to retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain their relationships with customers.

                  (c) maintain their corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Decorize Financial Statements applied on a consistent basis, except as may be required to implement changes in generally accepted accounting principles;

                  (d) maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                  (e) keep in full force and effect, insurance and bonds comparable in amount and scope of coverage to that now maintained by them;

                  (f) perform in all material respects all obligations required to be performed by it them under all material contracts, leases, and documents relating to or affecting their assets, properties, and business; and

                  (g) conduct their business in a manner that does not violate any Laws, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect upon Decorize.

         7.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, neither Decorize nor Step of Faith shall do, or agree or commit to do, without the prior written consent of Faith Walk Designs (which shall not be unreasonably withheld) any of the following:

                  (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                  (b) (i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice, or increases which are not material,
         (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any Benefit Plan, or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers or former directors or officers;

                  (c) declare or pay any dividend on, or make any other distribution in respect to its outstanding shares of capital stock;

                  (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities;

                  (e) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to Faith Walk Designs or the Faith Walk Designs Shareholders;

                  (f) change any of its methods of accounting in effect at December 31, 2000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2000, except as may be required by law or generally accepted accounting principles;

                  (g) take action which would or is reasonably likely to adversely affect Decorize's ability to perform its covenants and agreements under this Agreement; or

                  (h) agree in writing or otherwise to do any of the foregoing.

         7.3 Access and Information. Upon reasonable prior notice Decorize and Step of Faith shall afford to Faith Walk Designs' officers, employees, accountants, counsel and other representatives, access, from time to time during normal business hours during the period prior to the Effective Time, to all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Decorize and Step of Faith, including without limitation all books of account, tax records, minute books of members', directors' and stockholders' meetings, contracts and agreements, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), documents relating to assets and title thereto, plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Faith Walk Designs may have a reasonable interest. During such period, Decorize and Step of Faith shall furnish promptly to Faith Walk Designs (i) the monthly financial statements of Decorize (as prepared by Decorize and Step of Faith in accordance with their normal accounting procedures) promptly after such financial statements are available; (ii) a summary of any action taken by the Board of Directors, or any committee thereof, of Decorize and Step of Faith; (iii) minutes of the Decorize and Step of Faith Boards of Directors meetings and the reports of management of Decorize and Step of Faith customarily provided to their respective Boards of Directors; and (iv) all other information concerning its business, properties and personnel as Faith Walk Designs may reasonably request. During such period, Decorize and Step of Faith shall instruct their officers, employees, counsel and accountants to be available for, and respond to any questions of, Faith Walk Designs' officers, employees, accountants, counsel and other representatives at reasonable hours and with reasonable notice by Faith Walk Designs to such individuals.

         7.4 Update Disclosure; Breaches.

                  (a) From and after the date hereof until the  Effective  Time,
         Decorize and Step of Faith shall promptly update the Decorize Disclosure Letter by notice to Faith Walk Designs to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Faith Walk Designs or the Faith Walk Designs Shareholders to consummate the transactions contemplated hereby, except as provided herein, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

                  (b) Decorize and Step of Faith shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its their representations or agreements contained or referred to herein or which would cause any of the conditions to the obligations of any party set forth in Article IX not to be satisfied, give prompt written notice thereof to Faith Walk Designs and use their best efforts to prevent or promptly remedy the same.

         7.5 Tax Treatment. Decorize and Step of Faith will use their best efforts to cause the Merger to qualify as one or more reorganizations under Code ss.368(a)(1). Following the Merger, neither Decorize nor Step of Faith will take any action the effect of which will prevent the Merger from qualifying as one or more reorganizations under Code ss.368(a)(1).

         7.6 Pledge of Real Property. John Michael Sandel and Kitty Sandel shall pledge for the benefit of Decorize as security for a loan or loans associated with the transaction contemplated herein that certain real property (a 5.9231 acre tract of land in the John M. Hooper Survey, Abstract No. 375), located in Harris County Texas. This agreement shall survive closing.


                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         8.1 Brokers or Finders. Each of the Constituent Corporations represents, as to itself, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of the Constituent Corporations respectively agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         8.2 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Step of Faith with full title to all properties, assets, rights and franchises of Faith Walk Designs, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         8.3 Expenses.

                  (a) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Except as otherwise provided herein, all Expenses incurred by a party in connection with or related to the authorization, preparation and execution of this Agreement and the Merger, and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

         8.4 Repayment of Officer, Family Member and Employee Loans. Each of the Shareholders of Faith Walk Designs covenant that at Closing they will pay to Faith Walk Designs an amount equal to the sum of all Officer, shareholder, and employee loans (and loans to family members of any of such group) outstanding as of Closing for the purpose of retiring such loans, such amount presently being $284,255.73.


                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         9.1 Conditions to Obligations of Decorize and Step of Faith. The obligation of Decorize and Step of Faith to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by Decorize:

                  (a) Representations and Warranties. (i) Each of the representations and warranties of Faith Walk Designs and the Faith Walk Designs Shareholders set forth in this Agreement, without giving effect to any update to the Faith Walk Designs Disclosure Letter or notice to Decorize and Step of Faith under Section 6.4 hereof, shall be true and correct as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Decorize and Step of Faith shall have received a certificate to such effect signed on behalf of Faith Walk Designs by its chief executive officer.

                  (b) Performance of Obligations of Faith Walk Designs. Faith Walk Designs shall have performed in all material respects each of the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Decorize and Step of Faith shall have received a certificate to such effect signed on behalf of Faith Walk Designs by its chief executive officer.

                  (c) Consents Under Agreements. Faith Walk Designs shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by Step of Faith pursuant to the Merger to any obligation, right or interest of Faith Walk Designs under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Faith Walk Designs, whether prior to or following the consummation of the transactions contemplated hereby.

                  (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of Faith Walk Designs or Decorize other than any such change attributable to or resulting from any change in law or generally accepted accounting principles which impairs both Faith Walk Designs and Decorize in a substantially similar manner, and Decorize and Step of Faith shall have received a certificate to such effect signed on behalf of Faith Walk Designs by its chief executive officer.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Decorize, Step of Faith, Faith Walk Designs or any affiliate, associate, officer or director of either of them seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

                  (f) No Violation of Securities Laws. The consummation of the transaction contemplated hereby will not violate applicable securities laws of the United States and applicable states, including Texas, Missouri and Delaware.

                  (g) Acquisition of Odds & Ends, L.L.P. Faith Walk Designs shall have acquired all of the assets of Odds & Ends, L.L.P., prior to the Closing.

                  (h) Employment Agreement. John Michael Sandel and Decorize shall have executed and delivered the employment agreement in the form as attached hereto as Exhibits "C", made a part hereof by this reference.

                  (i) Officer, Director, Employee and Family Member Transactions. John Michael Sandel and Kitty Sandel shall have paid to the Company all amounts due to Faith Walk Designs for all loans made to officers, directors, employees or family members of such groups as reflected on the records of Faith Walk Designs immediately prior to Closing. In addition, John Michael Sandel and Kitty Sandel shall have paid on behalf of Faith Walk Designs all amounts owed by Faith Walk Designs to Elva Lay.

                  (j) Release of Guaranty. Sterling Bank, Houston, Texas, shall have released Faith Walk Designs from any corporate guaranty and/or security agreement executed in conjunction with any personal loan to Mike Sandel and Kitty Sandel.

         9.2 Conditions to Obligations of Faith Walk Designs and Faith Walk Designs Shareholders. The obligations of Faith Walk Designs and the Faith Walk Designs Shareholders to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Faith Walk Designs and the Faith Walk Designs Shareholders:

                  (a) Representations and Warranties. (i) Each of the representations and warranties of Decorize and Step of Faith set forth in this Agreement, without giving effect to any update to the Decorize Disclosure Letter or notice to Faith Walk Designs pursuant to Section 7.4, shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (ii) Faith Walk Designs shall have received a certificate to such effect signed on behalf of Decorize by their chief executive officers.

                  (b) Performance of Obligations of Decorize and Step of Faith. Decorize and Step of Faith shall have performed in all material respects each of the obligations required to be performed by it them under this Agreement at or prior to the Closing Date, and Faith Walk Designs shall have received a certificate to such effect signed on behalf of Decorize and Step of Faith by their chief executive officers.

                  (c)  Consents  Under  Agreements.  Decorize  and Step of Faith
         shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect upon Decorize whether prior to or following the consummation of the transactions contemplated hereby.

                  (d) No Material Adverse Change. There shall have been no material adverse change since the date of this Agreement in the business, operations, prospects or financial condition of Decorize or Step of Faith other than any such change attributable to or resulting from any change in law, or generally accepted accounting principles which impairs both Faith Walk Designs, Decorize and Step of Faith in a substantially similar manner, and Faith Walk Designs shall have received a certificate to such effect signed on behalf of Decorize and Step of Faith by their chief executive officers.

                  (e) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Decorize, Step of Faith or Faith Walk Designs or any affiliate, associate, officer or director or any of them seeking to restrain, enjoin, prevent, change or resend the transactions contemplated hereby or questioning the validity or legality of any such transactions.

                  (f) No Violation of Securities Laws. The consummation of the transaction contemplated hereby will not violate applicable securities laws of the United States and applicable states, including Missouri.

                  (g) Employment Agreements. John Michael Sandel and Decorize shall have executed and delivered the employment agreement in the form as attached hereto as Exhibits "C", made a part hereof by this reference.


                                    ARTICLE X
                                   TERMINATION

         10.1 Termination and Abandonment. This Agreement and the Merger may be terminated at any time prior to the Effective Time:

                  (a) by mutual agreement of the Board of Directors of Faith Walk Designs and Decorize;

                  (b) by Decorize or Faith Walk Designs (i) if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Faith Walk Designs, on the one hand, or Decorize or Step of Faith, on the other hand, as set forth in this Agreement, or (ii) if the representations and warranties of Faith Walk Designs, on the one hand, or Decorize or Step of Faith, on the other hand, shall be discovered to have become materially untrue in the aggregate; or

                  (c) by Decorize or Faith Walk Designs if the Merger shall not have occurred by the close of business on or before sixty (60) days from the date hereof (the "Termination Date").

         10.2 Effect of Termination. In the event of termination of this Agreement by Faith Walk Designs or Decorize as provided in Section 10.1 hereof, this Agreement and the Merger shall forthwith become void and there shall be no liability or obligation on the part of a Constituent Corporation or their respective officers or directors except (a) with respect to Sections 8.1 and 8.3 hereof, and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         10.3  Extension;  Waiver.  At any  time  prior to the  Effective  Time,
Decorize and Faith Walk Designs, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         10.4 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.


                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Indemnification by Faith Walk Designs Shareholders. The Faith Walk Designs Shareholders shall indemnify, defend and hold Decorize and Step of Faith harmless from and against any liability, loss, cost, expense

(including, without limitation, attorney fees) or other damage (collectively "Losses") incurred by Decorize and Step of Faith relating to, arising out of or in connection with any breach of any representation, warranty or covenant of Faith Walk Designs and the Faith Walk Designs Shareholders contained in this Agreement. The obligations of the Faith Walk Designs Shareholders to indemnify and hold Decorize and Step of Faith harmless shall be several and not joint, and shall be in accordance with their proportionate interests in Faith Walk Designs immediately prior to the Effective Time. In the event any amount is due to Decorize under this provision, the Faith Walk Designs Shareholders agree that Decorize shall be entitled to offset any amount due to them under the Sandel Note.

         11.2 Indemnification by Decorize and Step of Faith. Decorize and Step of Faith shall indemnify, defend and hold the Faith Walk Designs Shareholders from and against any Losses incurred by the Faith Walk Designs Shareholders relating to, arising out of or in connection with any breach of any representation, warranty or covenant of Decorize or Step of Faith contained in this Agreement. In no event shall the obligation of Decorize and Step of Faith under this Section 11.2 exceed, in the aggregate, the amount of One Hundred Thousand Dollars ($100,000.00).

         11.3 Indemnification Procedure. If any party entitled to indemnification hereunder (each, an "Indemnified Party") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (each, an "Indemnifying Party") is obligated to indemnify pursuant hereto, the Indemnified Party shall promptly give the Indemnifying Party notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnified Party in connection therewith. The Indemnifying Party may elect to compromise or defend, at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If: (a) the Indemnifying Party elects not to compromise or defend against the asserted liability; (b) the Indemnified Party reasonably determines that the Indemnifying Party's counsel has a conflict of interest with the Indemnified Party or that the Indemnifying Party or its counsel is not diligently defending the claim; or (c) the Indemnifying Party fails to notify the Indemnified Party of its election to compromise or defend such asserted liability as provided herein, then the Indemnified Party may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability at the Indemnifying Party's expense, and such settlement shall be binding on the Indemnifying Party for purposes of this Agreement. Notwithstanding the foregoing, neither the Indemnifying Party or the Indemnified Party may settle or compromise any claim over the reasonable good faith objection of the other. In any event, the Indemnifying Party and the Indemnified Party may each participate, at its own expense, in the defense against the claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         11.4 Indemnification Limits. The Indemnified Party shall not be entitled to any indemnification under this Agreement for any breach of any representation or warranty unless and until the claim or claims by the Indemnified Party for any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages to be indemnified by the Indemnifying Party pursuant to this Agreement for breaches of representations and warranties exceed an aggregate of Five Thousand Dollars ($5,000.00), but shall thereafter be entitled to indemnification for the full amount of any such claim or claims, including the first Five Thousand Dollars ($5,000.00) of such claim or claims.

         11.5 Survival. The indemnifications under this Article XI shall survive Closing.


                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Survival of Representations, Warranties and Agreements. The covenants and agreements of the parties set forth herein shall survive Closing and remain in full force and effect until performed or waived by the appropriate parties hereto. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, but only to the extent specified below:

                  (a)   Except   as  set  forth  in  clause   (b)   below,   the
         representations and warranties shall survive for a period of three (3) years following the Closing Date; and

                  (b) The representations and warranties contained in Sections 4.6(b), 4.7(c), 4.8, 4.13, and 5.8 shall survive without limitation.

         12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by nationally recognized overnight courier service, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Faith Walk Designs or the Faith Walk Designs Shareholders:

                                                 Faith Walk Designs, Inc.
                                                 10825 Barley Lane, Suite D
                                                 Houston, TX  77070

                                                 ------------------------------
(f) if to Decorize or Step of Faith:
                                                 Decorize, Inc.
                                                 211 South Union Street, Suite F
                                                 Springfield, MO  65802

         12.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         12.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         12.5 Amendment. This Agreement may not be amended, modified or supplemented except by written agreement by the parties hereto.

         12.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         12.7 Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement.

         12.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; except that Decorize may assign its rights hereunder to any financial institution (and its successors and assigns) extending credit to Decorize in connection with this transaction. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         12.9 Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the knowledge, after due inquiry, of any executive officer of such party or an executive officer of any subsidiary thereof.

         12.10 Confidentiality. Except for information that is available to the public, all information concerning Faith Walk Designs and its customers made available to or in the possession of Decorize or Step of Faith shall be kept as confidential. Except for information that is available to the public, all information concerning Decorize, and Step of Faith, and their customers made available to or in the possession of Faith Walk Designs shall be kept as confidential.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Faith Walk Designs Shareholders have executed this Agreement, all as of the date first written above.



(Corporate Seal)                         FAITH WALK DESIGNS, INC.

ATTEST:

/S/ by John Michael Sandel               By   /S/ John Michael Sandel
--------------------------                    -----------------------
Secretary/Assistant Secretary                 John Michael Sandel, President
                                              "Faith Walk Designs"



(Corporate Seal)                         STEP OF FAITH, INC.

ATTEST:

/S/ by Gaylen Ball                       By   /S/  Jon Baker
--------------------------                    -----------------------
Secretary/Assistant Secretary                 Jon Baker, President
                                              "Step of Faith"



(Corporate Seal)                         DECORIZE, INC.

ATTEST:

/S/ by Gaylen Ball                       By   /S/ Jon Baker
--------------------------                    -----------------------
Secretary/Assistant Secretary                 Jon Baker, President
                                              "Decorize"


                                              /S/ John Michel Sandel
                                              -----------------------
                                              John Michael Sandel


                                              /S/ Kitty Sandel
                                              -----------------------
                                              Kitty Sandel

                                              "Faith Walk Designs Shareholders"

                                  EXHIBIT "A-1"


TO:      Secretary of State
         State of Texas



                 ARTICLES OF MERGER OF FAITH WALK DESIGNS, INC.
                            INTO STEP OF FAITH, INC.


         Pursuant to the provisions of Article 5.01 and 5.04 of the Texas Business Act, Faith Walk Designs, Inc., a Texas corporation ("Faith Walk Designs") and Step of Faith, Inc., a Missouri corporation ("Step of Faith") (Faith Walk Designs and Step of Faith hereinafter sometimes referred to collectively as the "Constituent Corporations") adopt and certify the following Articles of Merger:

         1. Faith Walk Designs is hereby merged with and into Step of Faith, so that Step of Faith is the surviving corporation. The name of the surviving corporation is Step of Faith, Inc.

         2. The Board of Directors of each of the Constituent Corporations has met, and by resolution adopted by a majority vote of the members of such Boards, has approved the Plan of Merger as set forth in these Articles.

         3. The Plan of Merger thereafter was submitted to a vote at the meeting of the shareholders of each of the Constituent Corporations, and at such meeting the following votes were recorded:

                  (a) Faith Walk Designs has outstanding 1,000 shares of common stock, par value $1.00 per share, and has no other shares of stock outstanding. All of its shares of common stock were voted for the Plan of Merger and none of its shares of common stock was voted against the Plan of Merger.

                  (b) Step of Faith has outstanding 500 shares of common stock, par value $.01 per share, and has no other shares of stock outstanding. All of its shares of common stock were voted for the Plan of Merger and none of its shares of common stock was voted against the Plan of Merger.

         4. The Plan of Merger consists of the following:

                  (a) Step of Faith, Inc., a Missouri corporation, is the surviving corporation.

                  (b) All of the property, rights, privileges, leases and patents of Faith Walk Designs are to be transferred to and become the property of Step of Faith, the survivor. The officers and Board of Directors of Faith Walk Designs and Step of Faith are authorized to execute all deeds, assignments and documents of every nature that may be needed to effectuate a full and complete transfer of ownership.

                  (c) The officers and Board of Directors of Step of Faith shall continue in office until their successors are duly elected and qualified under the provisions of the By-Laws of the surviving corporation.

                  (d) Each share of common stock of Step of Faith issued and outstanding immediately prior to the merger shall remain issued and outstanding from and after the merger.

                  (e) Step of Faith is the wholly owned  subsidiary of Decorize,
         Inc., a Missouri corporation ("Decorize"). Each share of Faith Walk Designs common stock issued and outstanding shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Decorize, fully paid and nonassessable, cash and a promissory note from Decorize, as follows:

                           (i) Decorize shall pay in readily  available funds to
                  the Faith Walk Designs Shareholders an amount equal to Two Hundred Eighty-Four Thousand Two Hundred Fifty-Five Dollars and Seventy-Three Cents ($284,255.73). This amount shall be paid by the Faith Walk Designs Shareholders to Faith Walk Designs at Closing to pay off all loans to shareholders, officers and employees of Faith Walk Designs and the family members of each as reflected on the books of Faith Walk Designs as well as any accounts payable due to any of the foregoing;

                           (ii) Decorize  shall execute and deliver a promissory
                  note in the principal amount of Two Hundred Fifteen Thousand Seven Hundred Forty-Four Dollars and Twenty Seven Cents ($215,744.27); and

                           (iii) The right of the Faith Walk Designs Shareholders to receive such a number of shares of common stock of Decorize that would have an aggregate share price equal to Five Hundred Ten Thousand Dollars, ($510,000.00), based on the Trading Price (as defined in the Plan of Merger).

         5. The Certificate of Incorporation of the surviving corporation is not amended.

         6. An executed copy of the plan of merger is on file at the principle place of business of Step of Faith at 211 South Union Street, Suite F, Springfield, Missouri and a copy of the plan of merger will be furnished by such entity, on written request and without cost, to any shareholder of each entity that is a party to the plan of merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         7. The plan of merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the merger was incorporated or organized and by such entity's constituent documents.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereinafter acknowledged.


                                       FAITH WALK DESIGNS, INC.
(CORPORATE SEAL)

                                       By:______________________________________
ATTEST:                                     [Signature]                  Date


________________________________          ______________________________________
Secretary/Assistant Secretary             John Mike Sandel, President
                                          "Faith Walk Designs"



                                          STEP OF FAITH, INC.
(CORPORATE SEAL)

                                       By:______________________________________
ATTEST:                                     [Signature]                  Date

________________________________          ______________________________________
Secretary/Assistant Secretary             Jon Baker, President
                                          "Step of Faith"

STATE OF TEXAS             )
                           )  ss.
COUNTY OF HARRIS           )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of August, 2001, personally appeared before me John Mike Sandel, who being by me first duly sworn, declared that he is the President of Faith Walk Designs, Inc., a Texas corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.




                                             __________________________________
                                             Notary Public
My commissions expires:

STATE OF MISSOURI          )
                           )  ss.
COUNTY OF GREENE           )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of August, 2001, personally appeared before me Jon Baker, who being by me first duly sworn, declared that he is the President of Step of Faith, Inc., a Missouri corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.


                                             __________________________________
                                             Notary Public

My commissions expires:

                                  EXHIBIT "A-2"


                                                               State of Missouri
                                                  Matt Blunt, Secretary of State

                                   James C. Kirkpatrick State Information Center
                                                     600 W. Main Street, Rm 322,
                                                       Jefferson City, MO  65101


Corporations Division
P.O. Box 778, Jefferson City, MO  65102


Pursuant to the provisions of the General and business Corporation Law of Missouri, the undersigned corporations certify the following:

         1. That Step of Faith, Inc., of Missouri and Faith Walk Designs, Inc., of Texas are hereby merged and that the above-named Step of Faith, Inc., is the surviving corporation.

         2. That the Board of Directors of each of the above-named corporations met and by resolution adopted by a majority vote of the members of such boards approved the Plan of Merger set forth in these Articles.

         3. The Plan of Merger thereafter was submitted to a vote at a meeting of the shareholders of each of the above-named corporations, and at such meeting the following votes were recorded:

     Corporation              Number of Shares Outstanding    Number Voting for Plan     Number Voting Against Plan
     -----------              ----------------------------    -----------------------    --------------------------
  Faith Walk Designs, Inc.             1,000                          1,000                            0

    Step of Faith, Inc.                  500                            500                            0

         4. If the above-named surviving corporation is to be governed by the laws of any state other than Missouri, the surviving corporation agrees that it will promptly pay to the dissenting shareholders of any Missouri Corporation which is a party to this merger the amount, if any, to which they shall be entitled under provisions of Missouri law with respect to the rights of dissenting shareholders. It also agrees that it may be served with process in this state, and irrevocably appoints the Missouri Secretary of State as its agent to accept service of processing any proceeding based upon any cause of action against any such Missouri corporation arising in this state prior to the issuance of the certificate of merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Missouri corporation against the surviving corporation. The address to which the service of process in any such proceeding shall be mailed is: Neale and Newman, LLP, P.O. Box 10327, 1949 East Sunshine, Springfield, Missouri 65808, ATTN: Michael J. DeArmon.

         5.       PLAN OF MERGER

                  a.       Step of Faith, Inc., of Missouri is the survivor.

                  b. All of the property, rights, privileges, leases and patents of Faith Walk Designs, Inc. are to be transferred to and become the property of Step of Faith, Inc. The officers and board of directors of the above-named corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

                  c. The officers and board of directors of Faith Walk Designs shall continue in office until their successors are duly elected and qualified under the provisions of the surviving corporation.

                  d. The outstanding shares of Faith Walk Designs shall be exchanged on the following basis: Each share of Faith Walk Designs common stock issued and outstanding shall cease to be outstanding, and shall be automatically cancelled and retired and shall cease to exist, and shall be converted into and exchanged for the right to receive common stock of Decorize, Inc. a Delaware corporation and parent corporation of Step of Faith, Inc., cash and a promissory note from Decorize, as follows:

                                    (1) Decorize shall pay in readily  available
                           funds to the Faith Walk Designs Shareholders an amount equal to Two Hundred Eighty-Four Thousand Two Hundred Fifty-Five Dollars and Seventy-Three Cents ($284,255.73);

                                    (2)  Decorize  shall  execute  and deliver a
                           promissory note in the principal amount of Two Hundred Fifteen Thousand Seven Hundred Forty-Four Dollars and Twenty Seven Cents ($215,744.27); and

                                    (3) The  right  of the  Faith  Walk  Designs
                           Shareholders to receive such a number of shares of common stock of Decorize that would have an aggregate share price equal to Five Hundred Ten Thousand Dollars, ($510,000.00), based on the Trading Price.

                  e. The Articles of Incorporation of the Survivor are amended as follows:

                           Article One: The name of the corporation is Faith Walk Designs, Inc.

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

                            [SIGNATURE PAGE FOLLOWS]

                                                FAITH WALK DESIGNS, INC.
(CORPORATE SEAL)

                                                By:_____________________________
ATTEST:                                                                   Date


_________________________________               ________________________________
Secretary/Assistant Secretary                       John Mike Sandel, President

                                                ________________________________
                                                [Title]

                                                "Faith Walk Designs"



                                                STEP OF FAITH, INC.
(CORPORATE SEAL)

                                                By:_____________________________
ATTEST:                                            [Signature]             Date


_________________________________               ________________________________
Secretary/Assistant Secretary                         Jon Baker, President

                                                "Step of Faith"


STATE OF TEXAS             )
                           )  ss.
COUNTY OF HARRIS           )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of _________________, 2001, personally appeared before me John Mike Sandel, who being by me first duly sworn, declared that he is the President of Faith Walk Designs, Inc., a Texas corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.


                                             __________________________________
                                             Notary Public
My commissions expires:

STATE OF MISSOURI          )
                           )  ss.
COUNTY OF GREENE           )

         I,  __________________________________________,  a  notary  public,  do hereby certify that on the _____ day of _________________, 2001, personally appeared before me __________________________________, who being by me first duly sworn, declared that he is the President of Step of Faith, Inc., a Missouri corporation, that he signed the foregoing documents as the President of the Corporation, and that the statements therein contained are true.

                                             __________________________________
                                             Notary Public

My commissions expires: